Oppenheimer Capital Appreciation Fund/VA
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 71 to the Registration Statement of Oppenheimer Variable Account Fund (the “Registrant”) filed with the Securities and Exchange Commission on February 7, 2014 (Accession Number 0000728889-14-000269), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 11/1/2013.

Oppenheimer International Growth Fund/VA
a series of Oppenheimer Variable Account Funds
N-SAR Exhibit – Item 77Q1

1.
Post-Effective Amendment No. 70 to the Registration Statement of Oppenheimer International Growth Fund/VA, a series of Oppenheimer Variable Account Funds (the “Registrant”), filed with the Securities and Exchange Commission on November 25, 2013 (Accession Number 0000728889-13-001856), includes the following item, which is hereby incorporated by reference in response to Item 77Q1 of the Registrant’s Form N-SAR:

•	Investment Advisory Agreement dated 11/12/13.

Oppenheimer Main Street Fund/VA
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 71 to the Registration Statement of Oppenheimer Variable Account Fund (the “Registrant”) filed with the Securities and Exchange Commission on February 7, 2014 (Accession Number 0000728889-14-000269), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 11/1/2013.